SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                               FORM 8-K

                              Current Report
                      Pursuant to Section 13 or 15(d)
                       of the Securities Exchange Act

                            June 30, 2010
                  Date of Report (Date of Earliest Event Reported)


                       Earth Energy Reserves, Inc.
             --------------------------------------------
                (Exact name of registrant as specified in its charter)


         Nevada               000-51489         75-2000774
---------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number    (I.R.S. Employer
of incorporation or organization                         Identification Number)

          671 Heinz Parkway
Estes Park, CO                                           80517
---------------------------------------------------------------------
     (Address of principal executive offices,          Zip Code

                           (970) 577-8325
               ------------------------------------------
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

During the first two quarters of 2010, we sold 1,491,000 Series 1 Units at $1.00 per unit. Each unit consisted of one common share and one warrant to purchase one common share at an exercise price of $1.50 per common share. The warrants were immediately exercisable, and will remain exercisable for three years. The offering was closed on June 30, 2010.

The units were sold to accredited investors only pursuant to an exemption from registration under Rule 505 of Regulation D of the Securities Act of 1933.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective July 1, 2010, Steven A. Kranker was appointed to serve as chief executive officer, president and director of Earth Energy until the next annual meeting of the shareholders.

Mr. Kranker has over 25 years of broad oil and gas experience with major and large independent E&P companies in roles of increasing responsibility. Prior to joining EER, he served as the Corporate Engineering Manager for Forest Oil Corp., with expertise in acquisition and divestiture evaluation, petroleum property optimization and valuation studies, SEC reserve reporting and associated bank credit facilities. Mr. Kranker was responsible for the oil and gas reserves and economic evaluations in $4 billion in acquisition transactions and $3 billion in divestitures during the past five years, with recent emphasis on the assessment of horizontal drilling in unconventional gas plays. Previous service includes Senior Reservoir Engineer in numerous locations with exposure to a variety of petroleum reservoirs with Brunei Shell Petroleum, Arco Alaska, Maxus Exploration, Conoco and Shell. He holds a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines.

Effective July 1, 2010, W.A. Sikora was appointed to serve as executive vice president and chief financial officer of Earth Energy until the next annual meeting of the shareholders.

Mr. Sikora was recently named Executive Vice President and CFO, bringing to EER over 40 years experience in corporate finance, governance, compliance and financial analysis, reporting and accounting for numerous public and private companies with a primary emphasis in the energy industry. Prior to joining EER, Mr. Sikora operated for over 22 years a successful individual consulting practice providing business, financial and governance advisory services to corporate executive managements, primarily in Denver and Houston. Previously, Mr. Sikora served as Executive Vice President of TransMontaigne, Inc.; CEO and President of Lucas Energy, Inc.; a Director and Chairman of the Audit Committee of Appleton Papers, Inc.; and a Director of and advisor to several other public companies. He was Founder and Co-Managing Partner of Hein + Sikora CPA's (now Hein & Associates LLP); Partner with Touche Ross & Co. (now Deloitte & Touche LLP); Partner with Peat,

Marwick, Mitchell & Co. (now KPMG LLP); and a Senior Manager with
Arthur Andersen & Co. He also founded and was Managing Partner of Audit Committee Advisors LP. Mr. Sikora holds a BS degree in Accounting from the University of Colorado.

Effective July 1, 2010, Doyle Pennington was appointed to serve as vice president of administration and investor relations of Earth Energy until the next annual meeting of the shareholders.

Mr. Pennington specializes in strategic planning and management of domestic and international special projects for non-profit organizations. He has worked for agencies of the Southern Baptist Convention and other non-profit organizations including the Religious Heritage of America Foundation, Mission America Coalition, the Consortium for Global Education, the International Evangelism Association, Touch the World Ministries, Global Resources Ministries, and the National Christian Foundation. Mr. Pennington has established mission funds to ten state conventions and has managed and coordinated numerous projects and special events for various agencies of the Southern Baptist Convention. He has been a hotel owner-operator of Holiday Inns and apartment complexes, and has developed, owned and managed commercial real estate properties for many years.
Mr. Pennington holds a BBA from the University of Mississippi.

Compensation Agreement

Effective July 1, 2010, we entered into an Employment Agreement with Mr. Steven A. Kranker, our President and Chief Executive Officer. Mr. Kranker's employment agreement is a four year term and provides that he will receive:

(1) $260,000 per annum base salary (which amount may be increased or decreased under certain circumstances), plus bonus payments or incentive compensation as may be determined from time to time by our board of directors;

(2) a grant of incentive stock options to purchase 1,000,000 shares of our Common Stock, at an exercise price of $1.00 per share. 100,000 of the options vested on the date of the agreement, and 100,000 of the options will vest on January 1, 2011 and each January 1 thereafter until all such incentive stock options are fully vested. If any incentive stock options have not vested and Mr. Kranker ceases to be employed by us, the unvested options will become nonqualified stock options and will fully vest on the date of such termination;

(3) 4,000,000 shares of our Common Stock, fully paid and nonassessable, for a purchase price of $400, payable in cash at the time of issue, which restricted shares shall remain unvested and subject to forfeiture upon termination of Mr. Kranker's employment unless one of the following events occurs prior to such termination:

(a) Mr. Kranker continues to be employed by us on February 1, 2013, in which event 665,000 shares will vest on that date and become nonforfeitable, with the remaining shares vesting in equal installments of 667,000 shares on the first day of every third month thereafter so long as Mr. Kranker continues to be employed by us; or

(b) Shares of our Common Stock are traded on a national stock exchange and the average reported closing price of our Common Stock on the principal stock exchange or other market is $5.00 or more for 20 consecutive trading days, in which event (i) 50% of the shares will become vested and nonforfeitable on that date, and (ii) the remaining 50% of the shares will become vested and nonforfeitable on the January 1 immediately following the date on which the first 50% of the shares vested. Upon Mr. Kranker's termination or demotion coincident with a change of control, all unvested shares shall immediate become vested and nonforfeitable.

ITEM 5.03 CHANGE IN FISCAL YEAR

On August 1, 2010, the board of directors of Earth Energy approved the change of its fiscal year to June 30. The report to be filed covering the transition period will be the Form 10-K for the transition period ended June 30, 2010.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
No.            Description

10             Steven A. Kranker employment agreement dated July 1,
               2010


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2010

EARTH ENERGY RESERVES, INC.

By: /s/James E. Hogue
---------------------------
James E. Hogue, Principal Executive Officer